UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement

New Secured Notes

On June 30, 2017, Jack Cooper Holdings Corp. (“JCHC”), a wholly-owned subsidiary of Jack Cooper Enterprises, Inc. (“JCEI” and together with JCHC, the “Company”), competed the issuance and sale of $227,500,000 aggregate principal amount of 13.75% Senior Secured Notes due 2023 (the “New Secured Notes”). Proceeds, net of discount and lender fees, of $217 million were received by the Company, with approximately $214 million used to fund the cash portion of the Offers (as defined below).

The New Secured Notes were issued pursuant to an indenture, dated June 30, 2017 (the “New Secured Notes Indenture”), among JCHC, the guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”).

The New Secured Notes Indenture contains certain covenants, including covenants which, subject to certain exceptions, that limit the ability of JCHC and its restricted subsidiaries (as defined in the New Secured Notes Indenture) to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets of JCHC or the guarantors.

The New Secured Notes are guaranteed on a full and unconditional basis by all of JCHC’s domestic subsidiaries. The New Secured Notes are also secured by substantially all of the assets of JCHC and its domestic subsidiaries, including the outstanding equity of JCHC’s domestic subsidiaries and 65% of the outstanding equity of the JCHC’s first tier foreign subsidiaries, with such lien being a first priority lien on all such assets other than the Company’s accounts receivable, inventory, trucks, trailers, tractors and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located, certain other related assets and, in each case, the proceeds thereof, which secure, on a first priority basis, the Company’s credit facilities with Wells Fargo Capital Finance, LLC (“Wells Fargo”), MSD JC Investments, LLC (“MSD”) and Solus Alternative Asset Management LP (“Solus”).  The collateral that secures the New Secured Notes is referred to herein as the “notes collateral” and the collateral securing the Company’s credit facilities is referred to herein as the “ABL collateral.” The New Secured Notes are secured on a subordinated basis with respect to the ABL collateral securing JCHC’s revolving credit facility, the MSD Term Loan and the Solus Term Loan.

The description of the New Secured Notes Indenture and the New Secured Notes are qualified in their entirety by reference to the forms of the New Secured Notes Indenture and the New Secured Notes filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Amendments to Existing JCHC Notes Indenture

Upon receipt of the requisite JCHC Consents (as defined below) in the JCHC Consent Solicitation (as defined below), JCHC, the JCHC Notes guarantors and U.S. Bank National Association, as trustee and collateral agent, executed a fourth supplemental indenture (the “JCHC Notes Supplemental Indenture”) to the indenture (the “Existing JCHC Notes Indenture”) governing JCHC’s 9.25% Senior Secured Notes due 2020 (the “JCHC Notes”). The JCHC Notes Supplemental Indenture removes substantially all restrictive covenants and certain events of default provisions under the original indenture for the JCHC Notes. In addition, the Security Documents (as defined in the Existing JCHC Notes Indenture) were terminated or amended, as applicable, to effectuate the release of the collateral securing the obligations of JCHC and the guarantors of the JCHC Notes (the “Collateral Release”). The description of the JCHC Notes Supplemental Indenture contained herein is qualified in its entirety by reference to the JCHC Notes Supplemental Indenture filed as Exhibit 4.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the New Secured Notes set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.Other Events.

On June 30, 2017, the Company issued a press release announcing the settlement of their previously announced exchange transactions.

The exchange transactions included (i) an offer to exchange (the “Exchange Offer”) any and all of the JCHC Notes for (a) cash and (b) warrants issued by JCEI exercisable for shares of Class B common stock of JCEI and a related solicitation of consents (the “JCHC Consent Solicitation”) to amend the JCHC Notes and the Existing JCHC Notes Indenture,  consent to the Collateral Release and consent to a general release and waiver of claims (the “JCHC Consents”) and (ii) an offer to purchase (the “Tender Offer” and, together with the Exchange Offer, the “Offers”) any and all of JCEI’s outstanding 10.50%/11.25% Senior PIK Toggle Notes due 2019 for cash and a related solicitation of consents (the “JCEI Consent Solicitation” and, together with the JCHC Consent Solicitation, the “Consent Solicitations”) to amend the JCEI Notes and related indenture and to a general release and waiver of claims (the “JCEI Consents” and, together with the JCHC Consents, the “Consents”).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits

4.1Form of Indenture, dated June 30, 2017, among JCHC, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2Form of 13.75% Note due 2013 (included in Exhibit 4.1).

4.3Form of Fourth Supplemental Indenture, dated June 30, 2017, to the Indenture dated as of June 18, 2013, among JCHC, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

99.1Press release, dated June 30, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: July 6, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer